                                                                                                              Exhibit 99(a)

                                                 CERTIFICATION PURSUANT TO
                                                  18 U.S.C. SECTION 1350,
                                                  AS ADOPTED PURSUANT TO
                                      SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

         In connection with the Quarterly Report on Form 10-Q of The Walt Disney Company (the "Company") for the fiscal quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Michael D. Eisner, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
§1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         1.   The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities
              Exchange Act of 1934; and

         2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:          MICHAEL D. EISNER
-----------------------------------------------------
Michael D. Eisner
Chairman of the Board
and Chief Executive Officer
May 15, 2003

* A signed original of this written statement required by Section 906 has been provided to The Walt Disney Company and will be retained by The Walt Disney Company and furnished to the Securities and Exchange Commission or its staff upon request.